UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Bespoke Extracts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12001 E. 33rd Ave Unit O

Aurora, CO 80010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (720-949-1143)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2026, Bespoke Extracts, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to its outstanding Senior Secured Promissory Notes originally issued in December 2024 (the “Notes”) with the holders thereof (the “Holders”). The Amendment was executed pursuant to Section 8 of the Notes, which permits amendment upon the consent of holders of a Simple Majority of the series’ outstanding principal, with such amendment binding upon all Holders.

Extension of Maturity Date. The Amendment extends the maturity date of the Notes from June 30, 2026 to August 14, 2026 (the “Extended Maturity Date”). All principal, accrued interest, and other obligations under the Notes shall be due and payable in full on the Extended Maturity Date.

Enhanced Interest Rate. For the period from July 1, 2026 through the Extended Maturity Date, the interest rate on the Notes is increased from 15% per annum to 17% per annum. All interest accrued through June 30, 2026 at the original rate of 15% per annum remains due and payable in accordance with the terms of the Notes.

Extension Fee — Share Issuance. As consideration for the extension, the Company agreed to issue to each Holder a number of shares of the Company’s common stock, par value $0.001 per share (the “Extension Shares”), equal in value to 10% of such Holder’s outstanding principal under the applicable Note. The number of Extension Shares issuable to each Holder will be calculated based on the 10-day volume-weighted average price (“VWAP”) of the Company’s common stock ending June 30, 2026. In the aggregate, the Company expects to issue 287,719 shares of Common Stock to the Holders in connection with the Amendment, representing 10% of $410,000 in aggregate outstanding principal, based on a 10-day VWAP of $0.1425 per share. The Extension Shares will be issued within 30 days of the date of the Amendment.

No Other Changes. Except as expressly amended by the Amendment, the Notes remain in full force and effect, including the senior secured status of the Notes and all related liens and security interests.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As of June 30, 2026, the aggregate outstanding principal amount of the Notes subject to the Amendment was $410,000. As amended, all obligations under the Notes, including principal and accrued interest at 17% per annum for the period July 1, 2026 through August 14, 2026 (and at 15% per annum for all prior periods), are due and payable in full on August 14, 2026. The Notes remain senior secured obligations of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Amendment, the Company expects to issue an aggregate of 287,719 shares of Common Stock to the Holders as Extension Shares, with an aggregate value of approximately $41,000, within 30 days of June 30, 2026. The Extension Shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder, based on the representations of the Holders that they are “accredited investors” as defined in Rule 501(a) of Regulation D. The Extension Shares will be unregistered and subject to applicable resale restrictions under the Securities Act. The Extension Shares will carry registration rights on the same terms as the Holders’ existing securities pursuant to the Securities Purchase Agreement entered into in connection with the original issuance of the Notes.

No underwriters were involved in the transaction, and no underwriting discounts or commissions were paid.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

10.1	Form of First Amendment to Senior Secured Promissory Note (December 2024 Senior Secured Note), dated June 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: July 06, 2026	By:	/s/ Michael Feinsod
Michael Feinsod Chief Executive Officer

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